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                                                                    Exhibit 10.3

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF
SECTION 1273(a) OF THE INTERNAL REVENUE CODE OF 1986. THE ISSUE PRICE IS $895.84 FOR EACH $1,000.00 OF STATED PRINCIPAL AMOUNT. THE ORIGINAL ISSUE DISCOUNT IS $104.16 FOR EACH $1,000.00 OF STATED PRINCIPAL AMOUNT. THE ISSUE DATE IS NOVEMBER 26, 2003. THE YIELD TO MATURITY IS 15.57% COMPOUNDED MONTHLY. ORIGINAL ISSUE DISCOUNT WILL BE ALLOCATED BASED ON ACCRUAL PERIODS ENDING ON EACH DATE ON WHICH AN INTEREST PAYMENT IS DUE AND THE 360 DAY PER YEAR CONVENTION.

ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED NOVEMBER 26, 2003 (THE "SUBORDINATION AGREEMENT"), AS THE SAME MAY BE AMENDED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, BY AND AMONG VELOCITY EXPRESS INC., AS BORROWER, EACH SUBSIDIARY OF THE BORROWER, FLEET CAPITAL CORPORATION, AS LENDER, AND THE HOLDERS FROM TIME TO TIME OF THE OBLIGATIONS ARISING UNDER THE SUBORDINATED LOAN AGREEMENT REFERRED TO IN THE SUBORDINATION AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS NOTE.

                            SENIOR SUBORDINATED NOTE

$6,000,000.00                                                  November 26, 2003

                                                          Minneapolis, Minnesota

     FOR VALUE RECEIVED, Velocity Express, Inc., a Delaware corporation (the "Debtor"), hereby promises to pay to the order of BET Associates, L.P., a Delaware limited partnership, or its assigns (the "Holder"), the principal sum of Six Million Dollars ($6,000,000.00), together with interest, in the manner provided herein. This Note was issued pursuant to a Note Purchase Agreement dated as of November 26, 2003 (the "Agreement") among Velocity Express Corporation, a Delaware corporation ("Parent"), the Debtor and the Holder (or its predecessor in interest). This Note and is subject to, and the Holder is entitled to, the benefits of the Agreement. Except as to those terms otherwise defined in this Note, all capitalized terms used in this Note have the meanings provided in the Agreement.

     1. Repayment of Principal. The principal amount of this Note shall be payable in installments equal to the lesser of (x) Five Hundred Thousand Dollars ($500,000.00) and (y) the principal amount then outstanding, and shall be payable quarterly on the last day of January, April, July and October, commencing January 31, 2005. Notwithstanding anything herein to the contrary, unless all amounts due and owing under this Note shall have been otherwise prepaid in full in accordance with the terms of the Agreement prior to October 31, 2007 (the "Stated

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Maturity Date"), on such date the Debtor shall pay to the Holder an amount equal to the unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by the Debtor under the terms of the Agreement.

     2. Interest. Interest will accrue on all outstanding unpaid amounts evidenced by this Note at an interest rate of twelve percent (12.0%) per annum; provided that from and after the date of any Event of Default (as defined in the Agreement) and until such Event of Default is remedied to the satisfaction of the Holder all such amounts will bear interest at fourteen percent (14.0%) per annum; and provided further, that in no event will the applicable interest rate exceed the highest rate permitted by applicable law. All interest will be computed on the basis of twelve (12) thirty-day months occurring in a 360-day year, and will compound monthly. Accrued interest will be paid monthly on the last day of each month, commencing on December 31, 2003 and continuing thereafter until all principal amounts outstanding under this Note have been repaid.

     3. Service Fee. During the duration of the Note, Debtor shall pay to MYFM Capital LLC, or any other Person (as defined in the Agreement) designated to Debtor in writing by Holder, a Service Fee of $5,000 per month, payable on the last day of each month as set forth in Section 4 hereof.

     4. Payments of Principal, Interest and Service Fee. All payments with respect to this Note will be made when due by wire transfer, in immediately available funds, to such account or accounts as the Holder may specify in writing, without any presentation of this Note. Exclusive of the Service Fee, each such payment will be applied first to the payment of accrued and unpaid interest and then to principal. Whenever any payment to be made under this Note is due on a Saturday, Sunday or holiday for banks under the laws of the Commonwealth of Pennsylvania or the State of Minnesota, such payment may be made on the next succeeding bank business day, and such extension of time will in such case be included in the computation of the amount of interest due.

     5. Subordination. This Note is subject to Intercreditor and Subordination Agreement, dated November 26, 2003 (the "Subordination Agreement"), as the same may be amended, modified or otherwise supplemented from time to time, by and among Velocity Express, Inc., as Borrower, each subsidiary of the Borrower listed on Exhibit A thereto, Fleet Capital Corporation, as Agent, and the holder from time to time of the obligations arising under the Agreement.

     6. Events of Default. Upon the occurrence of any Event of Default (as defined in the Agreement), in addition to the change in interest rate referred to in Section 2 hereof, the Holder will have the rights provided in the Agreement.

     7. Optional Prepayments. The indebtedness evidenced by this Note may be prepaid, in whole or in part, if the prepayment will not give rise (either of itself or with the giving of notice or passage of time or both) to an Event of Default under the Agreement.

                                      -2-

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     8. General.

          8.1 The indebtedness evidenced by this Note is secured as provided in the Security Agreement (as defined in the Agreement).

          8.2 Payment of principal or interest on this Note may only be made to or upon order of the registered Holder. This Note is transferable only to any general or limited partner of the Holder or, with the prior written consent of the Debtor, to another accredited or institutional investor, by surrender of the Note to the Debtor, duly endorsed or accompanied by a written instrument of transfer executed by the registered Holder. Upon surrender of this Note for transfer as provided above, the Debtor will issue a new Note to, and register such new Note in the name of, the transferee and such new Note must contain the same legend as provided in this Note.

          8.3 The Debtor hereby:

               (a) waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note;

               (b) waives the benefit of any statute of limitations to the maximum extent permitted by law with respect to any action to enforce this Note and any other action related to this Note;

               (c) agrees that the Holder will have the right, without notice, to grant any extension of time for payment of any indebtedness evidenced by this Note or any other indulgence or forbearance whatsoever;

               (d) agrees that no failure on the part of the Holder to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms of this Note, will constitute a waiver of that power, right or privilege; and

               (e) agrees that the acceptance at any time by the Holder of any past due amounts will not be deemed to be a waiver of the requirement to make prompt payment when due of any other amounts then or hereafter due and payable.

          8.4 Upon delivery of an affidavit in a form reasonably satisfactory to the Debtor from the Holder as to the loss, theft, destruction or mutilation of this Note, and upon receipt of an indemnity reasonably satisfactory to the Debtor from the Holder, or in the case of mutilation hereof, upon surrender of the mutilated Note, the Debtor will make and deliver a new Note of like tenor in lieu of this Note.

          8.5 This Note is governed in all respects by the internal laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principles of any jurisdiction.

                                      -3-

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          8.6 In the event that the Debtor fails to pay any amount due under this Note, the Debtor shall pay all of the Holder's out-of-pocket collection costs, including without limitation, reasonable attorneys' fees and legal costs, whether or not any suit or enforcement proceeding is commenced.

          8.7 AT THE OPTION OF THE HOLDER, THIS NOTE, THE AGREEMENT AND THE ANCILLARY AGREEMENTS REFERRED TO IN THE AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR PENNSYLVANIA STATE COURT SITTING IN PHILADELPHIA COUNTY; AND THE PARTIES CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.

                                    * * * * *

     IN WITNESS WHEREOF, the Debtor has caused this Note to be signed by a duly authorized officer and dated as of the date first above written.

VELOCITY EXPRESS, INC.


By:
    --------------------------------
    Name:
    Title:

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